Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-214861) of Voyager Therapeutics, Inc.
•

Registration Statement (Form S-8 No. 333-207958) pertaining to the 2014 Stock Option and Grant Plan, the 2015 Stock Option and Incentive Plan, and the 2015 Employee Stock Purchase Plan of Voyager Therapeutics, Inc.

•	Registration Statement (Form S-8 No. 333-210258) pertaining to the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan of Voyager Therapeutics, Inc.
•	Registration Statement (Form S-8 No. 333-216699) pertaining to the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan of Voyager Therapeutics, Inc.

of our report dated March 14, 2018 with respect to the consolidated financial statements of Voyager Therapeutics, Inc. included in this Annual Report (Form 10-K) of Voyager Therapeutics, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young, LLP

Boston, Massachusetts

March 14, 2018